UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 27, 2015
GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)

243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in the Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the “Company”), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916 (HJB).
Item 1.01. Entry into a Material Definitive Agreement.
DIP Credit Facility
On July 27, 2015 the Company, together with certain of its subsidiaries as guarantors, entered into, closed and funded a new senior secured superpriority debtor-in-possession credit agreement with a group of lenders and Cantor Fitzgerald Securities as administrative agent (the “DIP Credit Facility”). The DIP Credit Facility consists of term loans in an initial aggregate principal amount of $95 million. The DIP Credit Facility requires that on the closing date, the Company pays (i) a put option premium of 3.0% of the initial aggregate principal amount of the term loans funded on the closing date to be paid in cash and (ii) an extension put option premium of 1.04% of the initial aggregate principal amount of the term loans funded on the closing date, 24% of which is to be added to the principal amount of the term loans and 76% of which is to be paid in cash. The DIP Credit Facility will provide additional liquidity during the restructuring process.
Borrowings under the DIP Credit Facility will bear interest at a rate equal to 9.500% per annum payable in cash and 1.625% per annum payable in kind.  The DIP Credit Facility will mature on July 27, 2016.
The obligations under the DIP Credit Facility are fully and unconditionally guaranteed by certain wholly owned subsidiaries of the Company. The DIP Credit Facility is collateralized by first priority liens on substantially all of the Company’s assets and is entitled to superpriority administrative claim status.
Subject to certain conditions, mandatory prepayments of the DIP Credit Facility will be required to be made with portions of proceeds from asset sales, subject to various exceptions.
The DIP Credit Facility contains representations and warranties and affirmative and negative covenants applicable to the Company and its current and future subsidiaries, including (among others) financial reporting and restrictions on liens, indebtedness, investments, dispositions, restricted payments, budget variances, and certain material agreements with third parties.  The financial covenants include a minimum unrestricted cash covenant, a maximum restricted and non-controlled cash covenant and a maximum cash held by the Company’s Chinese subsidiaries’ covenant.
Obligations under the DIP Credit Facility may be declared immediately due and payable upon the occurrence of certain events of default, subject to thresholds and grace periods in some cases.
A copy of the DIP Credit Facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Form 8-K filed on July 24, 2015
As previously disclosed in the Company’s Form 8-K filed on July 27, 2015, on July 20, 2015, the Company entered into a series of material definitive agreements ( the “Material Agreements”) more particularly described therein. The Material Agreements are filed herewith as Exhibits 10.2 through 10.11.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Debtor-in-Possession Credit Agreement, dated July 27, 2015
10.2	Intercompany Settlement Agreement, dated July 20, 2015
10.3	Priority Note, dated July 20, 2015
10.4	Contingent Note, dated July 20, 2015
10.5	Intercompany Sales Agreement, dated July 20, 2015
10.6	Debenture, dated July 20, 2015
10.7	First Amendment to ASF License Agreement, dated July 20, 2015
10.8	First Amendment to Cost Sharing Agreement, dated July 20, 2015
10.9	Second Amendment to Poly/DSS License Agreement, dated July 20, 2015
10.10	First Amendment to 2010 Services Agreement, dated July 20, 2015
10.11	First Amendment to 2011 Services Agreement, dated July 20, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: July 31, 2015    /s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary
Exhibit Index

Exhibit No.	Description
10.1	Debtor-in-Possession Credit Agreement, dated July 27, 2015
10.2	Intercompany Settlement Agreement, dated July 20, 2015
10.3	Priority Note, dated July 20, 2015
10.4	Contingent Note, dated July 20, 2015
10.5	Intercompany Sales Agreement, dated July 20, 2015
10.6	Debenture, dated July 20, 2015
10.7	First Amendment to ASF License Agreement, dated July 20, 2015
10.8	First Amendment to Cost Sharing Agreement, dated July 20, 2015
10.9	Second Amendment to Poly/DSS License Agreement
10.10	First Amendment to 2010 Services Agreement
10.11	First Amendment to 2011 Services Agreement